                                                                   Exhibit 10.32


Certain portions of this Exhibit have been omitted pursuant to a request for "Confidential Treatment" under Rule 24b-2 of the Securities and Exchange Commission. Such portions have been redacted and bracketed in the request and appear as [ ] in the text of this Exhibit. The omitted confidential information has been filed with the Securities and Exchange Commission.


                          EQUIPMENT PURCHASE AGREEMENT
                              Number: TRANCO-PC001
                                   August 2001

CHAPTER I - GENERAL PRINCIPLES

1.1 This contract is made between the Tranco Ltd. (hereinafter referred as Party A) and the American Pacific Aviation Technology Company (hereinafter referred as Party B), based on the principle of mutual benefit and through friendly negotiations, to purchase from Party B by Party A the equipment for the production of the contactless smart cards.

1.2 It is agreed that Party B shall provide a full set, brand new, and state-of-art production line and the complete production technology, technical information and software for the production of contactless smart cards, which shall ensure that the strength and durability of the mechanically tested cards produced by Party A meet the standards of ISO/IEC7810, ISO/IEC10536, and ISO/IEC14443.

1.3 According to the laws and rules and regulations of the People's Republic of China and based on the principle of mutual benefits, the provisions of this agreement shall become effective and shall be executed at the same time with the "Agreement of Technical Services and Licensing".

CHAPTER II - PARTIES

2.1   Party A: Tranco Limited
      Legal Address: Unit B, 9/F Kingpower Commercial Building,
      409-413 Jaffe Road, Wanchai, Hong Kong
      Telephone: 852-2836-3299
      Fax:852-2836-3990

2.2.  Party B: American Pacific Aviation & Technology Corp.
      Legal Address:        Sansome Street, 19th Street
                            San Francisco, CA 94104, USA
      Telephone:            (415) 951-1078
      Fax:                  (415) 951-1046

CHAPTER III - NAME, SPECIFICATIONS, QUANTITY, PRICE AND DELIVERY

OF EQUIPMENT

3.1 Party B shall provide Party A with a complete brand new and state-of-art production line (see Appendix I) and parts (see Appendix II) for the production of contactless smart cards. Said production line shall be able to produce 750-850 pieces of smart cards per hour. The total cost of the equipment shall be US$[
              ] US Dollars), based on the CIF Zhu Hai Jui Zhou Port cost, which shall include the equipment, moulds, technical service, patent and licensing, and accessories.

3.2 Before packaging said production line for shipment, Party A shall send three technical staff to come to the United States to conduct preliminary inspection of the equipment. Party B shall pay for the expense of the two-way air tickets, and provide lodging and transportation in the United States for the visiting staff of Party A. Staff of Party A will stay in the United States for two weeks.

3.3 Delivery Date of the Equipment: The production line shall be delivered no later than October 15, 2001.

CHAPTER IV - PAYMENT

4.1 Within 10 working days upon the effect of this agreement, Party B shall provide a guarantee letter from the bank for [ ] of the total cost of the
      equipment in the amount of US$[                                     ] US
      Dollars). Within three days upon receipt of the bank guarantee from Party B, Party A shall make payment to the bank of Party B through T/T.

4.2 Withn 20 working days upon the effect of this agreement, Party A shall issue a Letter of Credit at [ ] of the total amount of the agreement to
      Party B, which is US$[                                            ] US
      Dollars).

4.3 Upon approval of preliminary inspection made by Party A in the United States and after Party B ship the equipment, Party B shall, based on the shipment documents and preliminary inspection report, negotiate with Party A for portion of the amount of the Letter of Credit specified in 4.2, that is, [ ] of the total price of the equipment, which is US$[
                                        ] US Dollars).

4.4 Upon completion of installation, test-run and acceptance, Party A shall negotiate with Party B the balance of the Letter of Credit specified in Provision 4.2, that is, [ ] of the total cost of the equipment, which is
      US$[                                       ] US Dollars).

CHAPTER V - SPECIFICATIONS AND TECHNICAL CONDITIONS
OF THE EQUIPMENT

5.1 The production line supplied by Party B must be brand new, complete and shall correspond to the specifications of Appendix I - "Equipment Functions and Technical Specifications".

5.2 The performance and quality of the equipment shall meet the following requirements:

      5.2.1 The operation capacity of the equipment shall meet the specifications of the manual of the equipment

      5.2.2       The production capacity of the equipment: 750-850 pieces/hour

      5.2.3       Product Specification: Meeting the ISO standards

      5.2.4 Product Quality: the strength and durability of the cards, when mechanically tested, shall meet the ISO standards, and when electronically tested, shall meet the IEC standards.

5.3 Party B shall deliver the following supplements along with the equipment:

      5.3.1 Special operation tools, maintenance and repair tools and testing tools (See Appendix IV)

      5.3.2 Wearing parts of equipment (enough for one year normal consumption) (See Appendix II), and special mould for the production of identification card for the Security Department.

      5.3.3 Approved raw materials needed for the 56-hour production test run (Fake chips will be used for 48 hours and real chips will be used for 8 hours during the test run period. After the test run period, said chips shall be returned to Party B)

5.4 Party B shall deliver the following technical documents when packaging and shipping the equipment (See Appendix III):

      5.4.1       Quality approval certificate and manual of the equipment

      5.4.2       Packaging list of the equipment

      5.4.3       Manuals of installation, testing, operation and maintenance

      5.4.4 The quality assurance certificate and documentation, as specified in Chapter VII

      5.4.5       Drawings of wearing parts and the list of accessories.

5.5 Upon effect of the contract, Party B shall, within 40 working days, mail a technical layout drawing and power supply information to Party A for technical design purpose. Party B shall, within 30 working days, provide Party A with the general information of suppliers of materials for production of contactless smart cards.

5.6 Party B shall, two months before the installation and test running of the equipment, mail the following documents to Party A via air mail or have staff delegated to work at Party A's place to provide instructions:

      5.6.1       The installation diagram and the foundation diagram

      5.6.2 The power parameters (including power, compressed air, water and stream) of the equipment, and the technical information of power supply and special shop requirements

5.7 The power utilization standards shall correspond to those of the People's Republic of China, that is, 380(+ or -)10 volts for the transformer, and 50(+ or -)5% hertz for the frequency.

CHAPTER VI - INSTALLATION, TROUBLE-SHOOTING, TEST RUNNING
AND RECEIPT AND ACCEPTANCE

6.1 Party B shall be responsible for installing and trouble-shooting the equipment, and training the staff of Party A, ensuring that the installation and trouble shooting of the equipment be completed within two weeks after the arrival of the equipment in the shop. Party A shall provide the necessary technical staff, workers and other necessities to accommodate the project.

6.2 The test run period shall be seven working days, at eight hours per day. The purpose of the test run is to inspect the production equipment, and to examine whether the products produced meet the requirements specified in Provision 5.2. After approval of test results by Parties A and B, the receipt and acceptance certificate shall be signed.

6.3 During the test run period, if the acceptance rate of the product falls under the level of 97%, a second testing shall be made to test the equipment for another six working days, Party B shall provide the materials for the test run.

6.4 Large volume of production shall not begin until receipt and acceptance is completed.

6.5 Party B shall assume the cost of its staff during their period of working in the factory. Party A shall provide food by the factory and transportation within the city.

CHAPTER VII - QUALITY INSPECTION

7.1 Party B shall guarantee that the equipment is made by top craftsmanship and of top materials. The quality, specification and performance of the equipment shall meet the requirements specified in this contract.

7.2 Before delivery, Party B shall conduct a thorough and full inspection of the quality, specification and performance, as well as the quantity/weight of the equipment, and shall provide a certificate of inspection, along with the details and results of the inspection confirming that the quality and quantity of the equipment meets the requirements of this contract. A quality and quantity inspection certificate shall be provided by Party B when the equipment is delivered to Party A.

7.3 Upon arrival of the equipment at the destination, Party A shall, in accordance to the laws and rules and regulations of the People's Republic of China, request that the Import and Export Inspection Bureau (hereinafter as Inspection Bureau) to conduct an inspection. Parties A and B shall both be present at said inspection. Party A shall notify Party B thirty days in advance about the inspection date and representative from Party B shall arrive at the inspection site of A on said inspection date. In the event Party B fails to show up on time or fails to send any representative to participate in the inspection, the Inspection Bureau shall continue inspection as scheduled and the result of which shall be notified by

      Party A to Party B and Party B shall acknowledge the result accordingly.

7.4 In the event the inspection finds any quality or quantity error, or any missing part that does not meet the requirements of this agreement, or any damage due to packaging, Party B shall within six weeks make compensation, or shall make repairs at its own cost. In the event that any damage is caused by Party A, Party B shall replace the damaged item as soon as possible, and the cost of replacement shall be paid by Party A.

7.5 In the event the inspection finds any serious quality or quantity problem of the equipment, Party A shall have the right to return the equipment or request compensation based on the provisions of Chapter IX.

7.6 The warranty period of the equipment shall be 12 months, commencing the date when the equipment is received and accepted. During the warranty period Party B shall be responsible for repairing the equipment if the damage of the equipment is caused by the defects of the equipment.

CHAPTER VIII - PACKAGING AND SHIPMENT

8.1 When packaging, Party B shall use a new and solid wood container with necessary measures taken to prevent moist, shock, rust and rough loading and unloading of the equipment to ensure that the package is suitable for long distance transportation. If the package material is the conifruticeta type, Party B shall provide proof that the material used has been fumigated. If the package material is the non-conifruticeta type, Party B shall provide description of the type of material used which will be used by Party A to report to Custom.

8.2   Packaging and Delivery Marks
      Party B shall mark with non-erasable paint at the four sides of the container such information as the number of the container, the size, gross weight, net weight, destination, receipt code, "face up", "handle with care", "no moist", "hoisting point" and "gravity point". The mark to be used under this agreement shall be:

      ZEP2001-PC001
      -------------------
      Zhuhai, China

8.3   Shipment Information

      8.3.1 Within two days after shipping, Party B shall fax Party A the following information:

                  A. Date of Shipment, B. Port of Shipment, C. Port of Destination, D. Number, Name, Quantity, Weight, Total Weight and Size of the Container.

      8.3.2 Within two days after shipping, Party B shall send the following information to Party A via express mail:

                  A. Invoice, with specification of the name and the quantity of the merchandise;

                  B. Packaging Slip which specifies the number, size, weight of the container, and the name, quantity, net weight of the merchandise, and the date of shipment;

                  C. Original ocean bill of lading, with specifications of the container number, the size, the weight, name of the merchandize, net weight, date of shipment, name of the vessel, mark, and the Letter of Credit number.

                  D. Inspection certificate provided by the manufacturer, as specified in Chapter VII.

                  E.    Insurance policy

CHAPTER IX - COMPENSATION AND PENALTY

9.1 In the event Party A, within 10 days upon the arrival of the equipment at the destination port, finds any disagreement of the specifications, quality and quantity of the equipment as specified in this contract, Party A shall, by presenting the inspection certificate of the Inspection Bureau, request compensation from Party B.

9.2 Party A shall assume the actual cost of overtime for any delay of installation and testing of the equipment caused by Party A.

9.3 In the event Party B fails to respond within 30 days after Party A makes its claim for compensation, it shall be considered that Party B accept the claim. In the event Party B presents a timely written dispute, both parties shall try to settle the dispute by negotiation. In the event the negotiation fails to settle the dispute, either party shall have the right, according to Article XI, request for arbitration.

9.4 Except for force majeure as specified in Provision 10.1, in the event the seller fails to deliver the merchandise on time according to the contract, Party A shall agree that Party B postpone delivery provided that Party B shall pay a penalty at 0.5% of the total cost for every delayed week but this penalty shall not exceed 5% of the total cost. In the event the delay of delivery exceeds ten weeks of the scheduled date, Party A shall have the right to terminate the contract and Party B shall still pay for the penalty for the actual delayed days.

9.5 Without written agreement of Party B, Party A cannot transfer the patent technology and licensing to any third party, nor Party A can duplicate the equipment of Party B. In the event Party A allows any third party to use said technology at its discretion, Party A shall pay Party B an amount of
      US$[    ] for violation of the contract. In the event Party A duplicates
      the technology of Party B, it shall pay Party B an amount of US$[      ]
      for defaulting the contract. Payment of this amount does not waive the right of Party B to prosecute against any third party or Party A for violation of rights.

CHAPTER X - FORCE MAJEURE

10.1 During the time of manufacturing or in the process of shipping, in the event of war, fire, flood, typhoon, earthquake or other force majeure acknowledged by both parties that causes Party B fail or delay to execute the provisions of this contract as schedule, Party B shall assume no liability. In the event of force majeure, Party B shall notify Party A immediately and shall within two weeks, send, via air mail, a government issued certificate to Party A confirming said force majeure.

10.2 When the force majeure vanishes, both parties shall negotiate whether to continue executing the contract.

CHAPTER XI - ARBITRATION

11.1 In the event there arises any dispute during the execution of this agreement or over this agreement and when both sides fail to settle the dispute by friendly negotiation, said dispute shall be brought for arbitration. The dispute shall be heard by the China International Economic and Foreign Trade Arbitration Committee, in Beijing, according to the procedures set by said committee.

11.2 The decision of the Arbitration Committee shall be final and shall have binding effect upon both parties. Arbitration fee shall be paid by the losing party.

11.3 During the period of arbitration, both parties shall continue to execute other non-disputed terms of the contract.

CHAPTER XII - GOVERNING LAWS AND VALIDATY

12.1 When executing this agreement, both Parties A and B shall comply with the laws and rules and regulations of the People's Republic of China.

12.2  This agreement shall become effective upon the date signed.

12.3 After this agreement becomes effective, both Parties A and B shall, if needed, discuss revisions to accommodate the practicalities of executing this agreement. These revisions shall become effective when signed by both parties. Neither party can amend the agreement at its own discretion.

CHAPTER XIII - DOCUMENTS

13.1  This agreement shall be written in Chinese.

13.2  This agreement is signed in August 2001.

13.3  This agreement contains four original copies.

PARTY A:
Tranco Limited.
Company Representative: (signature)
August 10, 2001

PARTY B:
The American Pacific Aviation & Technology Corporation
Company Representative: (signature)
August 10, 2001

Certain portions of this Exhibit have been omitted pursuant to a request for "Confidential Treatment" under Rule 24b-2 of the Securities and Exchange Commission. Such portions have been redacted and bracketed in the request and appear as [ ] in the text of this Exhibit. The omitted confidential information has been filed with the Securities and Exchange Commission.


List of Production Line Equipment and Laboratory Instruments Included in This Set of Production Line

--------------------------------------------------------------------------------------------
                   Serial    Quantity            Name              Model          Price
                     No.                     of Equipment           No.       (in US$10,000)
--------------------------------------------------------------------------------------------
Production         1         1           Hole Punch Machine       CICC-001         [  ]
Line
                   -------------------------------------------------------------------------
                                         IC Hole Punch Machine
                                         and Parts, Easily
                                         Wearout parts
                   -------------------------------------------------------------------------
                   2         1           Pick & Place With        CICC-002         [  ]
                                         Module Testing
                   -------------------------------------------------------------------------
                                         IC Module Pick and
                                         Place Machine with
                                         parts, easily wear-
                                         out parts, and PETG
                                         film and PVC film,
                                         total 1500 kg, for
                                         test run purpose
                   -------------------------------------------------------------------------
                   3         1           Ultrasonic Wire          CICC-003         [  ]
                                         Implanting (4)
                   -------------------------------------------------------------------------
                                         IC Wire Implanting
                                         Machine (4) and parts,
                                         and easily wear-out
                                         parts (including full
                                         set of equipment tools)
                   -------------------------------------------------------------------------
                   4         1           Welding With Testing     CICC-004         [  ]
                                         Reader
                   -------------------------------------------------------------------------
                                         IC Module Welding
                                         Machine and parts and
                                         easily wear-out parts
                   -------------------------------------------------------------------------
                   5         1           Bonding Re-work          CICC-005         [  ]
                                         Station
                   -------------------------------------------------------------------------
                                         IC Module Re-work
                                         Machine
                   -------------------------------------------------------------------------
                   6         1           Tacker                   CICC-006         [  ]
                   -------------------------------------------------------------------------
                                         Tacker
                   -------------------------------------------------------------------------
                   7         1           Lamination System        CICC-007         [  ]
                   -------------------------------------------------------------------------
                                         IC Smart Card
                                         Laminting System and
                                         parts, easily wear-out
                                         parts
                   -------------------------------------------------------------------------
                   8         1           Cooling System           CICC-008         [  ]
                   -------------------------------------------------------------------------
                                         Cooling System and
                                         parts, easily wear-out
                                         parts
                   -------------------------------------------------------------------------
                   9
                   -------------------------------------------------------------------------
--------------------------------------------------------------------------------------------
Laboratory         10         1          Pull Tester              MP5/230         [  ]
                   -------------------------------------------------------------------------
                                         Pull Tester
--------------------------------------------------------------------------------------------

                   11        1           Frequency Analyzer       DEME-30         [  ]
                                                                  10
                   -------------------------------------------------------------------------
                                         Frequency Analyzer
                   -------------------------------------------------------------------------
                   12        1           Lab Temp Chamber         CICC-112        [  ]
                                         (T:-25'C-85 C.           M
                                         H:40%-95%)
--------------------------------------------------------------------------------------------
                                         High and Low
                                         Temperature Test
                                         Chamber
--------------------------------------------------------------------------------------------
                   13        1           Card Testing Machine     CICC-9          [  ]
--------------------------------------------------------------------------------------------
                                         Card Testing Machine
--------------------------------------------------------------------------------------------
                                                                         Total: US$[      ]

                                                                              14